Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 http://www.globalscape.com/company/contact.aspx

GLOBALSCAPE NAMED AMONG TOP 50 COMPANIES IN

SURVEY OF BEST PLACES TO WORK

SAN ANTONIO, Texas - October 12, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that it ranked among the top 50 workplaces in San Antonio for 2009 by the San Antonio Express-News. The full list and ranking was noted in the Express-News Special Edition Top Workplaces 2009 publication on October 11, 2009.

The 50 companies were selected on the basis of a comprehensive analysis conducted by Workplace Dynamics, LLC, in a survey to employees throughout San Antonio. Qualities measured include company leadership, compensation and training, workplace flexibility, and diversity.

"We're excited to be recognized by our employees for building the company culture that we envisioned a year ago." said Andrea Farmer, Director of Human Resources for GlobalSCAPE. "Being named to this list for the first time is very rewarding because it confirms that we are meeting our goal of becoming a world-class workplace.  It's also a good testament to our leadership, especially our president, Jim Morris, who just finished his first year at GlobalSCAPE."

GlobalSCAPE embarked on many new workplace initiatives over this year including new office space build-outs; employee recognition and performance review programs; and enhanced health care and employee stock option benefits, which ranked second on the list of what employees look for from employers. "Keeping happy and thriving employees is critical to having satisfied customers," said Jim Morris. "We've worked hard to create an environment where employees feel a sense of ownership in their jobs and are rewarded for making a difference. This ownership and freedom has a direct impact on our business strength and overall customer success."

GLOBALSCAPE NAMED AMONG TOP 50 WORKPLACES IN SAN ANTONIO

This ranking also follows GlobalSCAPE's recent recognition as a Leader in Gartner Group's 2009 Magic Quadrant for Managed File Transfer (MFT). The company has also experienced record growth over the last five years with revenues increasing 220%.

GlobalSCAPE's solutions, including Enhanced File Transfer Server™ , Secure FTP Server™, Wide Area File Services (WAFS), and its industry-leading CuteFTP® product family, allow organizations to intelligently and securely manage sensitive information in motion and at rest, across multiple locations and with customers and business partners. These solutions ensure the highest levels of compliance with government data security and privacy regulations, along with corporate security policies and mandates.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.